Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-166245, 333-172379, 333-185025, 333-194054, 333-202496, 333-209732, 333-216323, 333-218066, 333-223637, 333-226682, 333- 230023, 333-234355, 333-240106, 333-258197, 333-266335, 333-273397, and 333-288854 ) on Form S-8 of our report dated February 20, 2026, with respect to the consolidated financial statements of Calix, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Santa Clara, California
February 20, 2026